ImmuCell Announces Preliminary Third Quarter 2016 Financial Results

PORTLAND, ME -- (Marketwired - October 18, 2016) - ImmuCell Corporation (NASDAQ: ICCC), a growing animal health company that is developing, manufacturing and selling products that improve health and productivity in the dairy and beef industries, today announced preliminary financial results for the third quarter of 2016. The following amounts discussed in this press release are unaudited and preliminary and are subject to completion of the customary closing and review procedures by the Company's management and independent auditors following the quarter end, among other factors. The Company expects to report its full financial results for the quarter on November 10, 2016 at 4:05 PM ET, followed by a conference call at 4:30 PM ET.

                            TOTAL PRODUCT SALES

   For the Three-Month Periods Ended             (Decrease)/Increase
--------------------------------------  ------------------------------------
September 30, 2016  September 30, 2015
------------------  ------------------
    $1,968,000*         $2,472,000          ($504,000)           (20%)

    For the Six-Month Periods Ended
--------------------------------------
September 30, 2016  September 30, 2015
------------------  ------------------
    $4,344,000*         $4,433,000          ($89,000)             (2%)

    For the Nine-Month Periods Ended
---------------------------------------
September 30, 2016   September 30, 2015
------------------  -------------------
    $7,330,000*          $7,534,000          ($204,000)            (3%)

  For the Twelve-Month Periods Ended
--------------------------------------
September 30, 2016  September 30, 2015
------------------  ------------------
   $10,025,000*         $9,740,000           $285,000              3%

(*Estimated before review by auditors or completion and filing of Form 10-Q by management. These figures are based on management's best estimates and information currently available, and management does not expect actual results to vary by more than 2%.)

Despite a decline during the third quarter, sales of the Company's lead product, First Defense®, increased two percent during the six-month period ended September 30, 2016 compared to the six-month period ended September 30, 2015 and have increased during 21 of the past 24 quarters in comparison to the respective periods of the prior years.

"During the 18-month period ended June 30, 2016, we invested approximately $3.6 million in capital expenditures -- including a facility addition and new freeze dryer, among other investments -- principally to double our production capacity of First Defense®," commented Michael F. Brigham, President and CEO of ImmuCell. "This doubling allowed us to fill a backlog of orders that had persisted since the first quarter of 2015. Having now re-set distributor inventory levels after a long period of order backlog and as we compare current results to a 2015 period during which a competitor was largely off the market, we do not expect to experience sales growth during the second half of 2016."

The Company continues to make significant progress towards its product development objective of adding a rotavirus claim to its product line during 2017, which would be the first calf level product to offer this unique breadth of claims. The Company is currently working to establish USDA claims for its gel tube formulation of First Defense Technology™ and to add a C. perfringens claim to its product line. With its increased production capacity, the Company has begun to seek additional distributor partnerships to bring First Defense® into new international territories. These long-term growth plans could more than offset recent market dynamics that are expected to have a significant impact on the impending results for the second half of 2016 such as:

--  Customer order patterns were disrupted during the prolonged period of order backlog from first quarter of 2015 until the early part of the third quarter of 2016.
--  After completing a significant investment to double production capacity during early 2016, the distribution chain was re-supplied with product largely during the second quarter of 2016.
--  When customers were unable to secure supply of First Defense®, some moved to other products (with and without claims), and some opted to use no scours preventative at all.
--  A competitive product, that experienced interrupted supply to the market during late 2014 and through the first half of 2015, has returned to the market. Some customers have reverted back to using this product.
--  The Company's sales team needs to regain momentum lost when it was not able to focus on acquiring new customers during the period of scarce product supply.
--  The value of a bull calf has dropped from approximately $450 last year to about $50 presently.
--  The average Class III milk price has declined from $15.80 per hundred pounds during 2015 (compared to $22.34 for 2014) to $14.38 during the first nine months of 2016. The average price has been trending upwards from $13.48 during the first six months of the year to $16.18 during the third quarter of 2016.

The Company also estimates that its cash and investments balance as of September 30, 2016 will be approximately $9.6 million, which excludes $343,000 held temporarily in escrow against certain construction performance requirements.

On October 11, 2016, the Company announced that it had initiated construction of its $20 million pharmaceutical facility to produce Nisin, the active ingredient in Mast Out®. Approximately $651,000 had been invested in this project as of September 30, 2016. The spend on this project is heavily weighted to the current quarter and the first two quarters of 2017.

"The decrease in sales will correspondingly affect our profitability for the quarter," continued Mr. Brigham.

During the second quarter of 2016, the Company experienced a decrease in gross margin as a percentage of sales largely related to costs associated with the expansion of its production capacity. Gross margin percentage is expected to rebound during the third quarter of 2016.

                        NET OPERATING (LOSS) INCOME

         For the Three-Month Periods Ended                  Decrease
--------------------------------------------------  ------------------------
   September 30, 2016        September 30, 2015
------------------------  ------------------------
  ($25,000) to $75,000*           $627,000            $651,000 to $551,000

         For the Nine-Month Periods Ended
--------------------------------------------------
   September 30, 2016        September 30, 2015
------------------------  ------------------------
  $696,000 to $796,000*          $1,661,000           $965,000 to $865,000

                             NET (LOSS) INCOME

         For the Three-Month Periods Ended
--------------------------------------------------
   September 30, 2016        September 30, 2015
------------------------  ------------------------
  ($67,000) to $33,000*           $351,000            $419,000 to $319,000

         For the Nine-Month Periods Ended
--------------------------------------------------
   September 30, 2016        September 30, 2015
------------------------  ------------------------
  $376,000 to $476,000*           $924,000            $548,000 to $448,000

(*Estimated before review by auditors or completion and filing of Form 10-Q by management. These figures are based on management's best estimates and information currently available.)

About ImmuCell

ImmuCell Corporation's (NASDAQ: ICCC) purpose is to create scientifically-proven and practical products that improve animal health and productivity in the dairy and beef industries. ImmuCell has developed products that provide significant, immediate immunity to newborn dairy and beef livestock. The Company is developing a novel treatment for mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: (http://www.immucell.com).

Safe Harbor Statement:

This Press Release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; future market share of and revenue generated by products still in development; future sources of financial support for our product development, manufacturing and marketing efforts; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the amount and timing of future investments in facility modifications and production equipment; the future adequacy of our working capital and the availability of third party financing; timing and future costs of a facility to produce the Drug Substance (active pharmaceutical ingredient) for Mast Out®; the timing and outcome of pending or anticipated applications for future regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future realization of deferred tax assets; costs associated with sustaining compliance with cGMP regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance for Mast Out®; factors that may affect the dairy and beef industries and future demand for our products; the cost-effectiveness of additional sales and marketing expenditures and resources; the accuracy of our understanding of our distributors' ordering patterns; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as "expects", "may", "anticipates", "aims", "intends", "would", "could", "should", "will", "plans", "believes", "estimates", "targets", "projects", "forecasts" and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, alignment between our manufacturing resources and product demand, the uncertainties associated with product development and Drug Substance manufacturing, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors.

Contact:
Michael F. Brigham
President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com